Exhibit 99.1

 Venus Concept Announces First Quarter of Fiscal Year 2022 Financial Results; Reaffirms Fiscal Year 2022 Revenue Guidance

TORONTO, May 12, 2022 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three months ended March 31, 2022.

First Quarter 2022 Summary & Recent Highlights:

•	Total revenue of $26.4 million, up $3.8 million, or 17%, year-over-year.
•	U.S. revenue of $13.1 million, up $2.6 million, or 25%, year-over-year.
•	Total subscription and system revenue of $22.3 million, up $4.0 million, or 22% year-over-year.
•	GAAP net loss attributable to stockholders of $8.6 million, compared to a loss of $9.4 million last year.
•	Adjusted EBITDA loss of $5.9 million, compared to a loss of $5.0 million last year.
•	On January 18, 2022, the Company announced it had received 510(k) clearance from the U.S. Food and Drug Administration (“FDA”) to market the Venus BlissMAX device (“BlissMAX”) in the United States.
•
On March 31, 2022, the Company announced the submission of a 510(k) premarket notification to the FDA, which is intended to obtain a general clinical indication related to the use of its Aime(TM) next generation robotic technology for tissue excision and skin resurfacing.

•
On April 25, 2022, the Company announced that the first patient has been treated in a U.S. Investigational Device Exemption (“IDE”) clinical study evaluating the safety and efficacy of its Aime(TM) next generation robotic technology for the treatment of moderate to severe facial wrinkles.

•
On April 28, 2022, the Company announced it received a 510(k) clearance from the FDA to market Bliss MAX with an expanded indication for use in new areas of the body and an increase in RF energy output.

Management Commentary:

“First quarter revenue results were largely as expected, driven by more than 60% growth in sales of products in our ‘Body Franchise’ and 25% growth in sales to U.S. customers,” said Domenic Serafino, Chief Executive Officer of Venus Concept. “We continue to expect total revenue growth of 20% to 23% year-over-year in 2022 fueled by the commercial launch of BlissMAX, and we expect to drive continued improvements in our operating leverage, with the goal of generating positive cash flow in the fourth quarter of 2022. Our salesforce is executing our strategy to drive growth in sales of Bliss and BlissMAX in our ‘Body Franchise’ and sales of ARTAS iX and Neograft in our ‘Hair Restoration Franchise’. Our 2022 total revenue outlook continues to assume that more than 75% of our total revenue growth year-over-year comes from these two key growth franchises, which we expect will continue to fuel continued growth in sales of procedure-related recurring revenue and to be accretive to our total company gross margins. With multiple milestones achieved in recent months, we believe our clinical and regulatory strategies are progressing well particularly as it relates to AIME and BlissMAX. Our confidence in the long-term outlook for Venus Concept remains high.”

First Quarter 2022 Revenue by Region and by Product Type:

	Three Months Ended March 31,
	2022	2021
	(dollars in thousands)
Revenues by region:
United States[1]	$13,129	$10,515
International	13,277	12,082
Total revenue	$26,406	$22,597

	Three Months Ended March 31,
	2022	2021
	(dollars in thousands)
Revenues by product:
Subscription—Systems	$10,423	$8,537
Products—Systems	11,875	9,810
Products—Other (1)	3,497	3,055
Services (2)	611	1,195
Total revenue	$26,406	$22,597

(1)	Products-Other include ARTAS procedure kits and other consumables.
(2)
Services include extended warranty sales for the three months ended March 31, 2022. Services include extended warranty sales and VeroGrafters technician services for the three months ended March 31, 2021. VeroGrafters technician services were discontinued in the fourth quarter of 2021.

First Quarter 2022 Financial Results:

	Three Months Ended March 31,
	2022		2021		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$10,423	39.5	$8,537	37.8	$1,886	22.1
Products—Systems	11,875	45.0	9,810	43.4	2,065	21.0
Products—Other	3,497	13.2	3,055	13.5	442	14.5
Services	611	2.3	1,195	5.3	(584)	(48.9)
Total	$26,406	100.0	$22,597	100.0	$3,809	16.9

Total revenue for the first quarter of 2022 increased $3.8 million, or 17%, to $26.4 million, compared to the first quarter of 2021. The increase in total revenue, by region, was driven by a 25% increase year-over-year in United States revenue and a 10% year-over-year increase in international revenue. The increase in total revenue, by product category, was driven by a 22% increase in lease revenue, a 21% increase in systems revenue and a 14% increase in products revenue, partially offset by a 49% decrease in services revenue. The percentage of total systems revenue derived from the Company’s subscription model was approximately 47% this quarter, consistent with the prior year period.

Gross profit for the first quarter of 2022 increased $2.5 million, or 17%, to $17.8 million compared to the first quarter of 2021. Gross margin was 67.3%, compared to 67.4% of revenue for the first quarter of 2021. The change in gross profit was primarily driven by an increase in revenue in the United States driven by the Company’s hair restoration business.

Operating expenses for the first quarter of 2022 were $25.2 million, compared to $22.1 million for the first quarter of 2021. The change in total operating expenses was driven by an increase of $2.0 million, or 26%, in sales and marketing expenses, an increase of $0.9 million, or 8%, in general and administrative expenses and an increase of $0.2 million, or 7%, in research and development expenses.

Operating loss for the first quarter of 2022 was $7.4 million, compared to $6.8 million for the first quarter of 2021.

1 Revenue by region for the three months ended March 31, 2021 reflect reclassification of $362 from United States to International; see note 2 in the Company’s form 10-Q for the three months ended March 31, 2022.

Net loss attributable to stockholders for the first quarter of 2022 decreased $0.6 million, or 7% year-over-year, to $8.6 million, or $0.13 per share. Adjusted EBITDA loss for the first quarter of 2022 increased $0.9 million, or 17% year-over-year, to $5.9 million.

Fiscal Year 2022 Revenue Guidance:

The Company continues to expect total revenue for the twelve months ending December 31, 2022 in the range of $126 million to $130 million, representing an increase of approximately 20% to 23%, year-over-year, compared to total revenue of $105.6 million for the twelve months ended December 31, 2021.

Conference Call Details:

Management will host a conference call at 5:00 p.m. Eastern Time on May 12, 2022 to discuss the results of the quarter with a question and answer session. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13728704. A live webcast of the call will also be provided on the investor relations section of the Company’s website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at 877-660-6853 (201-612-7415 for international callers); access code 13728704. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 18 direct markets. Venus Concept focuses its product sales strategy on a subscription-based business model in North America and in its well-established direct global markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Glow, Venus Bliss, Venus BlissMAX, Venus Epileve and Venus Viva MD. Venus Concept’s hair restoration systems include NeoGraft(R) and the ARTAS(R) and ARTAS iX(R) Robotic Hair Restoration systems. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about our financial performance; the growth in demand for our systems and other products; and general economic conditions, including the global economic impact of COVID-19, and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management’s beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—”Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—”Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com

Venus Concept Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands of U.S. dollars, except share and per share data)

	March 31,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$17,911	$30,876
Accounts receivable, net of allowance of $12,742 and $11,997 as of March 31, 2022, and December 31, 2021	49,076	46,918
Inventories	21,319	20,543
Prepaid expenses	2,446	2,737
Advances to suppliers	3,532	2,162
Other current assets	4,139	3,758
Total current assets	98,423	106,994
LONG-TERM ASSETS:
Long-term receivables	27,747	27,710
Deferred tax assets	249	284
Severance pay funds	884	817
Property and equipment, net	2,583	2,669
Intangible assets	14,536	15,393
Total long-term assets	45,999	46,873
TOTAL ASSETS	$144,422	$153,867
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$4,788	$4,913
Accrued expenses and other current liabilities	18,818	19,512
Income taxes payable	415	294
Unearned interest income	2,727	2,678
Warranty accrual	1,127	1,245
Deferred revenues	1,585	2,030
Current portion of government assistance loans	136	543
Total current liabilities	29,596	31,215
LONG-TERM LIABILITIES:
Long-term debt	77,404	77,325
Income tax payable	571	563
Accrued severance pay	994	911
Deferred tax liabilities	56	46
Unearned interest income	1,376	1,355
Warranty accrual	432	508
Other long-term liabilities	567	348
Total long-term liabilities	81,400	81,056
TOTAL LIABILITIES	110,996	112,271
Commitments and Contingencies (Note 8)
STOCKHOLDERS’ EQUITY:
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 63,999,044 and 63,982,580 issued and outstanding as of March 31, 2022 and December 31, 2021 respectively	27	27
Additional paid-in capital	221,787	221,321
Accumulated deficit	(189,024)	(180,405)
TOTAL STOCKHOLDERS’ EQUITY	32,790	40,943
Non-controlling interests	636	653
	33,426	41,596
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$144,422	$153,867

Venus Concept Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

(In thousands of U.S. dollars, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenue
Leases	$10,423	$8,537
Products and services	15,983	14,060
	26,406	22,597
Cost of goods sold
Leases	2,700	1,770
Products and services	5,943	5,593
	8,643	7,363
Gross profit	17,763	15,234
Operating expenses:
Sales and marketing	9,903	7,854
General and administrative	13,094	12,165
Research and development	2,202	2,051
Total operating expenses	25,199	22,070
Loss from operations	(7,436)	(6,836)
Other expenses:
Foreign exchange loss	5	714
Finance expenses	923	1,885
Loss before income taxes	(8,364)	(9,435)
Income tax expense	272	-
Net loss	(8,636)	(9,435)
Net loss attributable to stockholders of the Company	(8,619)	(9,259)
Net loss attributable to non-controlling interest	(17)	(176)

Net loss per share:
Basic	$(0.13)	$(0.17)
Diluted	$(0.13)	$(0.17)
Weighted-average number of shares used in per share calculation:
Basic	63,988	53,744
Diluted	63,988	53,744

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before foreign exchange loss (gain), financial expenses, income tax expense (benefit), depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

The following reconciliation of net loss to Adjusted EBITDA for the periods presented:

Venus Concept Inc.
Reconciliation of Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended March 31,
	2022	2021
Reconciliation of net loss to adjusted EBITDA	(in thousands)
Net loss	$(8,636)	$(9,435)
Foreign exchange loss	5	714
Finance expenses	923	1,885
Income tax expense	272	—
Depreciation and amortization	1,101	1,304
Stock-based compensation expense	443	508
Adjusted EBITDA	$(5,892)	$(5,024)